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                                                                    EXHIBIT 99.1
                                                                    ------------

                                 HORIZON BANCORP

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               AUTHORIZATION CARD

         Please print or type all information except signatures. Questions? Call toll-free at 1-800-368-5948 from 7:00 a.m. to 6:00 p.m. Central Time, Monday through Friday. Mail your completed Authorization Card in the courtesy envelope provided to the address set forth below. If stock certificates are enclosed, please return by registered mail to:

         HORIZON BANCORP
         Dividend Reinvestment and Stock Purchase Plan
         c/o Registrar & Transfer Company,
         Dividend Reinvestment Plans
         10 Commerce Drive, Cranford, New Jersey 07016
         (telephone number 800-368-5948)

1.       ENROLLING IN THE PLAN

         Please complete the registration below exactly as the information appears on your stock certificate(s). A separate form is needed for each registration.

         Name(s):________________________________________________________
         Address: _______________________________________________________
         City/State/Zip:_________________________________________________
         Social Security Number:_________________________________________
         Daytime Phone Number:___________________________________________

         Please check the box or boxes below which apply and provide the requested information.

         [_] I wish to enroll in the Plan and have completed Section 2 below.

         [_] I would like to have my certificates held for safekeeping and deposited into my account in uncertificated form. Enclosed please find ____ certificates (#s___________) totaling _____ shares. (DO NOT ENDORSE THE CERTIFICATES.)

2.       DIVIDEND REINVESTMENT OPTIONS

         You may choose to reinvest all or part of the dividends paid on Horizon Bancorp stock registered in your name and held for you under the Plan. Please check the appropriate boxes below and provide the requested information.


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         [_] FULL DIVIDEND REINVESTMENT - Please reinvest all dividends for this account, including dividends paid with respect to shares I purchase with optional cash payments.

         [_] PARTIAL DIVIDEND REINVESTMENT - Please reinvest dividends on _____ shares (must be at least 25% of your shares subject to the Plan) which are held in my account. I understand that the dividends on the number of shares specified above as well as the dividends on full and fractional shares and shares I purchase with optional cash payments credited to this account will be reinvested. Dividends on my remaining shares not covered by the Plan will be mailed to me.

3.       OPTIONAL CASH PAYMENT OPTIONS

         You may elect to purchase additional shares of Horizon Bancorp common stock pursuant to the Plan. If you wish to do so, please check the appropriate boxes below and provide the requested information.

         [_] OPTIONAL CASH PAYMENT(S) - In addition to the dividend reinvestment option selected above, I wish to purchase additional shares of common stock pursuant to the Plan through the following methods (minimum $25/month and maximum $5,000/month) (CHECK ALL THAT APPLY):

                  [_] CHECK ENCLOSED - I have enclosed $________________ by personal or cashier's check or money order payable to "Registrar & Transfer Company," and I have included "Horizon Bancorp" in the memo field of my check.

                  [_] AUTOMATIC CHECKING OR SAVINGS ACCOUNT WITHDRAWAL - I elect to have $______________ automatically withdrawn from my checking or savings account each month via the Automated Clearing House system. I have enclosed a blank deposit slip for my savings account or a voided check for my checking account.

         Checking [_]               Savings [_]

         Name of Financial Institution:_________________________________________

         Bank Routing/Transit Number:___________________________________________

         Account Number: _______________________________________________________

4.       SIGNATURES

         By signing this form, I request enrollment in the Plan, certify that I have received and read the prospectus describing the Horizon Bancorp Dividend Reinvestment and Stock Purchase Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint Registrar & Transfer Company as my agent with respect to the Plan and authorize them (and any successor Plan agent) to apply dividends and any cash payments I make towards the purchase of shares of common stock of Horizon Bancorp under the Plan. I understand that I may revoke or change this authorization at any time by written notice to Registrar & Transfer Company in accordance with the terms and conditions set forth in the prospectus. ALL JOINT OWNERS MUST SIGN.


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Shareholder's Signature             Shareholder's Signature

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Date                                Date



             NOT FDIC INSURED - MAY LOSE VALUE - NOT BANK GUARANTEED